EXHIBIT 99.1




For Immediate Release
---------------------
Friday, May 7, 2004


For further information contact
John S. Cooper
President and Chief Executive Officer
Portec Rail Products, Inc.
(412) 782-6000, ext. 201

Press Release

Portec Rail Products, Inc. Reports
2004 First Quarter Operating Results (unaudited)

Pittsburgh, PA, Friday, May 7, 2004 - Portec Rail Products, Inc. (Nasdaq-"PRPX") today announced unaudited net income of $657,000 or $0.08 per share on average basic and diluted shares of 8,586,335 for the three months ended March 31, 2004. This compares to $818,000 or $0.13 per share on average basic and diluted shares of 6,527,002 for the first quarter of 2003. Net sales during the first quarter 2004 were $15.2 million compared to $14.1 million during the first quarter 2003.

John S. Cooper, President and Chief Executive Officer said "Our first quarter 2004 net sales were a record for the Company, and our first quarter 2004 net income was the second best performance in the past five years. Our friction management and track component product sales in North America were very strong. The strong performance of these two product lines in North America has been somewhat offset by a lower demand for our freight car securement systems at our Shipping Systems Division and lower sales of our rail products at our United Kingdom subsidiary primarily due to our largest rail customer, Network Rail, undergoing a major re-structuring program. Our United Kingdom business unit posted an operating loss of $181,000, a decrease of $544,000 from operating income of $363,000 during the same period in 2003. Cost reductions were initiated, and the operating loss includes approximately $100,000 of severance expense. In spite of the continued effects of the Network Rail restructuring, we are pleased that our overall orders booked were strong at all four business units during March and early April as we head into the second quarter".

Portec Rail Products, Inc., headquartered in Pittsburgh, Pennsylvania, manufactures, supplies and distributes a broad range of railroad products, including rail joints, rail anchors and spikes, railway friction management products and load securement systems. The Company's largest business unit, the Railway Maintenance Products Division, operates a manufacturing and assembly plant in Huntington, West Virginia, and is also headquartered in Pittsburgh. The Company has a Canadian subsidiary headquartered near Montreal with a manufacturing operation in St. Jean, Quebec. The Company sells load securement systems to the railroad freight car market through its Shipping Systems Division located near Chicago, Illinois. The Company also manufactures railway products and material handling equipment at its wholly-owned subsidiary in the United Kingdom with operations in Wrexham, Wales and Leicester, England. Portec Rail Products, Inc.'s web site address is www.portecrail.com.

The foregoing information contains forward-looking statements. The Company cautions that such statements are subject to a number of uncertainties. The Company identifies below important factors that could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. In particular, the Company's future results could be affected by a variety of factors, such as customer demand for our products; competitive dynamics in the North American and worldwide railroad and railway supply industries; capital expenditures by the railway industry in North America and worldwide; the development and retention of sales representation and distribution agreements with third parties; fluctuations in the cost and availability of raw materials and supplies; currency rate fluctuations; and exposure to pension liabilities. Additional cautions regarding forward-looking statements are provided in the Company's Form 10-K under the heading "Cautionary Statement Relevant to Forward-looking Statements". The Company does not undertake, and specifically disclaims, any obligation to update or revise any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

Portec Rail  Products,  Inc.
Consolidated  Statements of Income
(In  thousands, except share and per share data)


                                                          Three Months Ended
                                                               March 31
                                                   -----------------------------
                                                         2004            2003
                                                   -----------------------------
                                                                     (Unaudited)

    Net sales                                        $   15,193      $   14,130
    Cost of sales                                        11,322           9,971
                                                   -----------------------------
    Gross profit                                          3,871           4,159

    Selling, general and administrative                   2,834           2,626
    Amortization expense                                     16              19
                                                   -----------------------------
    Operating income                                      1,021           1,514

    Interest expense                                         46             101
    Other expense, net                                       18              79
                                                   -----------------------------
    Income before income taxes                              957           1,334
    Provision for income taxes                              300             516
                                                   -----------------------------

    Net income                                       $      657      $      818
                                                   =============================

    Earnings per share
        Basic                                        $    0.08       $     0.13
        Diluted                                      $    0.08       $     0.13

    Average basic shares outstanding                 8,586,335        6,527,002
    Average diluted shares outstanding               8,586,335        6,527,002


         Consolidated Condensed Balance Sheets
         (In thousands)

                                                        March                      December 31
                                                          31
                                                         2004                          2003
                                                   -----------------             -----------------
                                                     (Unaudited)                    (Audited)
    Assets
    Current assets                                   $   33,684                    $   23,280
    Property, plant and equipment, net                   11,763                        11,841
    Other assets                                            164                           170
    Goodwill                                              5,150                         5,096
                                                   -----------------             -----------------
        Total assets                                 $   50,761                    $   40,387
                                                   =================             =================

    Liabilities and Shareholders' Equity
    Current liabilities                              $    9,380(1)                 $   17,125(1)
    Other liabilities and long-term debt
       obligations                                        3,982                         4,129
    Shareholders' equity                                 37,399                        19,133
                                                   -----------------             -----------------
        Total liabilities and shareholders'          $   50,761                    $   40,387
         equity                                    =================             =================

(1) In conjunction with completing the initial public offering, the Company reclassed approximately $5.9 million of long-term debt to current liabilities as of December 31, 2003. In January 2004, the Company used proceeds from the initial public offering to repay approximately $7.3 million of debt obligations.